Exhibit 99.1

                                                                    NEWS RELEASE

(CENTURY ALUMINUM LOGO)

Century Aluminum Reports First Quarter 2004 Net Income of $4.8 million and a Substantial Increase in Operating Income

      Monterey, CA, April 26, 2004 - Century Aluminum Company (NASDAQ: CENX) reported net income of $4.8 million, or $0.20 a share, fully diluted, for the first quarter of 2004. Operating income increased by $28.1 million to $31.6 million for the 2004 first quarter from the comparable quarter in 2003.

      The 2004 quarter includes net after-tax charges of $6.7 million, or $0.31 a share, comprised of: an after-tax charge of $8.2 million, or $0.38 a share, for losses on marking to market the 110-million-pound-per-year fixed-price metal delivery contract that remains in place for 2004 and other physical delivery contracts and financial instruments that do not qualify for cash-flow hedge accounting; and an after-tax credit of $1.5 million, or $0.07 a share, for the reduction of lower of cost or market inventory reserves.

      In the first quarter 2003 the company reported net income of $17.6 million, or $0.78 a share, fully diluted. Results for the year-ago quarter included an after-tax gain of $26.9 million, or $1.20 a share, related to the termination of the last five years (2005 to 2009) of the 110 million-pound-a-year metal delivery contract and marking to market years 2003 and 2004 of the contract. The results also included a net after-tax charge of $5.9 million, $0.26 a share, for the cumulative effect of a change in accounting principle.

      Sales in the 2004 first quarter were $232.1 million compared with $179.0 million in the year-ago quarter. Shipments of primary aluminum in the first quarter of 2004 were 296.7 million pounds versus 257.0 million pounds in the first quarter of 2003.

      Financial results for the first quarter of 2003 exclude the results from the acquisition of the 20-percent interest in Century's Hawesville (KY) Operations on April 1, 2003.

      Commenting on the company's performance, Century Chairman and Chief Executive Officer Craig A. Davis said:

      "Operating income and cash flow in the first quarter were very strong due to higher aluminum prices and improved operating performance. Our plants met their cost goals while operating at near capacity levels. Market conditions have improved further in 2004 which we expect will continue the positive trend established in the first quarter. We expect to complete the acquisition of the Nordural plant in Iceland by April 30, 2004. We also plan to begin an expansion that will double its capacity to 180,000 mtpy by mid-2006."

                                                       Century Aluminum Company
                                                       25ll Garden Road
                                                       Building A, Suite 200
                                                       Monterey, CA 93940

                                                       831-642-9300 Phone
                                                       831-642-9399 Fax

                                                                    Exhibit 99.1

                                                                    NEWS RELEASE

(CENTURY ALUMINUM LOGO)

      Century owns 525,000 metric tons per year (mtpy) of primary aluminum capacity. It owns and operates the 244,000-mtpy plant at Hawesville, KY and the 170,000-mtpy plant at Ravenswood, WV. Century also owns a 49.67-percent interest in the 222,000-mtpy reduction plant at Mt. Holly, SC. Alcoa Inc. owns the remainder and is the operating partner. Century's headquarters are in Monterey, CA.

      Century's press releases may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary.

Editorial contact: A. T. Posti (831) 642-9364

                                                     Century Aluminum Company
                                                     25ll Garden Road
                                                     Building A, Suite 200
                                                     Monterey, CA 93940

                                                     831-642-9300 Phone
                                                     831-642-9399 Fax

                            Century Aluminum Company
                      Consolidated Statements of Operations
                    (in Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                                             Three months ended
                                                                                  March 31,
                                                                           ----------------------
                                                                              2004         2003
                                                                           ---------    ---------
NET SALES:
    Third-party customers ..............................................   $ 192,346    $ 153,455
    Related parties ....................................................      39,748       25,554
                                                                           ---------    ---------
                                                                             232,094      179,009

COST OF GOODS SOLD .....................................................     195,045      171,303
                                                                           ---------    ---------

GROSS PROFIT ...........................................................      37,049        7,706

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ...........................       5,408        4,135
                                                                           ---------    ---------

OPERATING INCOME .......................................................      31,641        3,571

INTEREST INCOME (EXPENSE) - Net ........................................     (10,607)     (10,073)
NET GAIN (LOSS) ON FORWARD CONTRACTS ...................................     (12,820)      41,693
OTHER INCOME (EXPENSE) .................................................        (614)         270
                                                                           ---------    ---------

INCOME BEFORE INCOME TAXES .............................................       7,600       35,461

INCOME TAX EXPENSE .....................................................      (2,800)     (12,974)
                                                                           ---------    ---------

INCOME BEFORE MINORITY INTEREST AND
    CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE ................       4,800       22,487

MINORITY INTEREST ......................................................          --          986
                                                                           ---------    ---------

INCOME BEFORE CUMULATIVE EFFECT OF
    CHANGE IN ACCOUNTING PRINCIPLE .....................................       4,800       23,473

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
    PRINCIPLE, NET OF TAX BENEFIT OF $3.4 MILLION ......................          --       (5,878)
                                                                           ---------    ---------

NET INCOME .............................................................       4,800       17,595

PREFERRED DIVIDENDS ....................................................        (500)        (500)
                                                                           ---------    ---------

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS ...........................   $   4,300    $  17,095
                                                                           =========    =========

EARNINGS (LOSS) PER COMMON SHARE
    Basic - Before cumulative effect of change in accounting principle .   $    0.20    $    1.09
    Basic - Cumulative effect of change in accounting principle ........   $      --    $   (0.28)
                                                                           ---------    ---------
    Basic - Net income .................................................   $    0.20    $    0.81

    Diluted - Before cumulative effect of change in accounting principle   $    0.20    $    1.04
    Diluted - Cumulative effect of change in accounting principle ......   $      --    $   (0.26)
                                                                           ---------    ---------
    Diluted - Net income ...............................................   $    0.20    $    0.78

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
    Basic ..............................................................      21,195       21,070
    Diluted ............................................................      21,384       22,465

               See Notes to Consolidated Statements of Operations

                            Century Aluminum Company

                 Notes to Consolidated Statements of Operations
                    (in Thousands, Except Per Share Amounts)
                                   (Unaudited)

2004

Net (Loss) On Forward Contracts

Net Loss on Forward Contracts of $12,820 was a result of marking-to-market the following items:

The 110 million pound, fixed-price, delivery contract with Glencore that matures in 2004 - $7,276

The derivative liability associated with the absence of a delivery premium on the 110 million pound annual delivery contract with Glencore for the years 2005 through 2009 - $1,706

Certain fixed-price, forward financial sales contracts maturing in 2004 that do not qualify for cash-flow hedge accounting - $3,142

A 45.0 million pound annual delivery contract for years 2004 through 2013 for the U.S. Midwest premium that exceeds the contract cap - $696

Cost Of Goods Sold

Cost of Goods Sold includes a credit of $2,273 for net lower of cost or market inventory adjustments in the quarter.

2003

Net Gain On Forward Contracts

In January 2003, Century terminated and settled a 110 million pound per year above-market, fixed price, physical delivery contract with Glencore for the years 2005 through 2009. At that time, the parties entered into a new sales contract that required the Company to deliver the same quantity of primary aluminum as did the original contract for these years. However, the new sales contract provided for variable pricing for the years 2005 through 2009, equal to the quarterly average price of aluminum as quoted by the LME for the quarter preceding delivery of the primary aluminum. For the years 2003 through 2004, the sale price of primary aluminum delivered remained at fixed prices.

Prior to the January 2003 agreement to terminate and settle the original sale contract for the years 2005 through 2009, the Company classified and accounted for the contract as a Normal Sales contract as defined in SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Accordingly, prior to January 2003, the original sales contract was recorded on an accrual basis of accounting and changes in the fair value of the original sales contract were not recognized.

According to SFAS No. 133, it must be probable that at inception and throughout its term, a contract classified as "normal" will not result in a net settlement and will result in physical delivery. Because the Company and Glencore net settled a significant portion of the original sales contract in January 2003, it no longer qualified for the "normal" exemption of SFAS No. 133. requiring the Company to mark the entire contract to market value.

Accordingly, the Company recorded a derivative asset and a pre-tax gain of $41,693. Of the total recorded gain, $26,129 related to the favorable terms of the original sales contract for the years 2005 through 2009, and $15,564 related to the favorable terms of the original sales contract for 2003 through 2004.

On April 1, 2003, the Company received $35,484 from Glencore, $26,129 of which related to the settlement of the original sales contract for the years 2005 through 2009, and $9,355 of which represented the fair value of the new sales contract with Glencore for the years 2005 through 2009. The $9,355 initial fair value of the new sales contract was a derivative liability and represented the present value of the contract's favorable term to Glencore in that the new sales contract excluded in its variable pricing an estimated U.S. Midwest Premium, adjusted for delivery considerations

Cumulative Effect Of Change In Accounting Principle

The Company adopted Financial Accounting Standard No. 143, "Accounting for Asset Retirement Obligations" during the quarter. The cumulative effect of adopting this standard was a one-time, after tax, non-cash charge of $5,878. The standard requires the Company to accrue the estimated fair value of future removal costs associated with reduction plant spent pot lining upon asset retirement.

                            Century Aluminum Company
                           Consolidated Balance Sheets
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                                         March 31,  December 31,
ASSETS                                                                                      2004        2003
                                                                                         ---------  ------------
Current Assets:
     Cash ............................................................................   $  54,125    $  28,204
     Accounts receivable - net .......................................................      61,336       51,370
     Due from affiliates .............................................................      11,893       10,957
     Inventories .....................................................................      87,971       89,360
     Prepaid and other assets ........................................................       2,938        4,101
     Deferred taxes - current portion ................................................       5,528        3,413
                                                                                         ---------    ---------
          Total current assets .......................................................     223,791      187,405
Property, Plant and Equipment - net ..................................................     488,053      494,957
Intangible Asset - net ...............................................................      96,054       99,136
Other Assets .........................................................................      30,149       28,828
                                                                                         ---------    ---------
          Total ......................................................................   $ 838,047    $ 810,326
                                                                                         =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable, trade .........................................................   $  35,751    $  34,829
     Due to affiliates ...............................................................      28,321       27,139
     Industrial revenue bonds ........................................................       7,815        7,815
     Accrued and other current liabilities ...........................................      46,952       30,154
     Accrued employee benefits costs - current portion ...............................       8,747        8,934
                                                                                         ---------    ---------
          Total current liabilities ..................................................     127,586      108,871

Senior Secured Notes Payable - Net ...................................................     322,434      322,310
Note Payable - Affiliates ............................................................      14,000       14,000
Accrued Pension Benefit Costs - Less current portion .................................      11,225       10,764
Accrued Postretirement Benefits Costs - Less current portion .........................      80,285       78,218
Other Liabilities ....................................................................      34,432       33,372
Due to Affiliates - Less current portion .............................................       9,861           --
Deferred Taxes - Less current portion ................................................      54,496       55,094
                                                                                         ---------    ---------
          Total noncurrent liabilities ...............................................     526,733      513,758

Shareholders' Equity:
     Convertible Preferred Stock (8.0% cumulative, 500,000 shares outstanding) .......      25,000       25,000
     Common Stock (one cent par value, 50,000,000 shares authorized; 21,214,800
       shares outstanding at March 31, 2004 and 21,130,839 at December 31, 2003) .....         212          211
     Additional Paid-In Capital ......................................................     174,188      173,138
     Other Comprehensive Income (Loss) ...............................................     (15,042)      (5,222)
     Accumulated Deficit .............................................................        (630)      (5,430)
                                                                                         ---------    ---------
          Total shareholders' equity .................................................     183,728      187,697
                                                                                         ---------    ---------
          Total ......................................................................   $ 838,047    $ 810,326
                                                                                         =========    =========

                            Century Aluminum Company
                      Consolidated Statements of Cash Flows
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                         Three months ended
                                                                              March 31,
                                                                        --------------------
                                                                          2004        2003
                                                                        --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income ....................................................   $  4,800    $ 17,595
      Adjustments to reconcile net income to net cash provided by operating activities:
          Unrealized net (gain) loss on forward contracts ...........      9,750     (15,564)
          Depreciation and amortization .............................     11,241      12,711
          Deferred income taxes .....................................      2,800       9,543
          Pension and other postretirement benefits .................      2,342       3,229
          Inventory market adjustment ...............................     (2,273)        (99)
          Loss on disposal of assets ................................        626          --
          Minority Interest .........................................         --        (986)
          Cumulative effect of change in accounting principle .......         --       9,308
          Change in operating assets and liabilities:
               Accounts receivable - net ............................     (9,966)     (1,674)
               Due from affiliates ..................................       (935)    (36,974)
               Inventories ..........................................      3,663       2,749
               Prepaids and other assets ............................      2,037       3,068
               Accounts payable, trade ..............................        922      (2,183)
               Due to affiliates ....................................     (7,147)        244
               Accrued and other current liabilities ................      9,740       8,294
               Other - net ..........................................       (928)      8,612
                                                                        --------    --------
          Net cash provided by operating activities .................     26,672      17,873

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property, plant and equipment .....................     (1,802)     (6,121)
                                                                        --------    --------
          Net cash used in investing activities .....................     (1,802)     (6,121)

CASH FLOWS FROM FINANCING ACTIVITIES:
      Issuance of common stock ......................................      1,051          --
      Dividends .....................................................         --         (11)
                                                                        --------    --------
          Net cash provided by (used in) financing activities .......      1,051         (11)
                                                                        --------    --------

NET INCREASE IN CASH ................................................     25,921      11,741

CASH, BEGINNING OF PERIOD ...........................................     28,204      45,092
                                                                        --------    --------

CASH, END OF PERIOD .................................................   $ 54,125    $ 56,833
                                                                        ========    ========

                            Century Aluminum Company
                             Selected Operating Data
                    (in Thousands, Except Dollars per Pound)
                                   (Unaudited)

                         SHIPMENTS - PRIMARY ALUMINUM

                                            Direct
                                     -------------------
                                      Pounds    $/Pound
                                     --------   --------
                       2004
                       1st Quarter    296,743   $   0.78

                       2003
                       1st Quarter    257,040   $   0.70